Exhibit 10.21
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of November ___, 2009, by and among Vuzix Corporation, a Delaware corporation (“Issuer”), Canaccord Capital Corporation (“Canaccord”), Canaccord Adams Inc., Bolder Investment Partners, Ltd. (“Bolder”) and Lighthouse Financial Group LLC (collectively, the “Offering Agents”)(the Issuer and the Offering Agents are sometimes referred to individually as a “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).
     WHEREAS, the Issuer has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (File No. 333-160417) (as amended from time to time, the “Registration Statement”) registering under the Securities Act of 1933, as amended, the Issuer’s sale to the public of up to 50,000,000 units (“Units”), each Unit consisting of one share of the Issuer’s common stock, par value $0.001 per share, and one-half of one common stock purchase warrant (the “Offering”);
     WHEREAS, the Issuer has also filed a preliminary prospectus relating to the Offering with the Ontario Securities Commission (the “OSC”);
     WHEREAS, the Offering shall be made on a best-efforts basis through a syndicate co-led by Canaccord and Bolder and through certain subagents;
     WHEREAS, the closing of the Offering (the “Closing”) is subject to the Issuer’s receipt of minimum gross proceeds from the Offering of at least Cdn$6,000,000 (the “Minimum Dollar Amount”) and subject to a maximum of 50,000,000 Units sold (the “Maximum Unit Amount”);
     WHEREAS, in order to purchase Units, a purchaser must deliver the full amount of its purchase price, in US or Canadian dollars, to the Offering Agents (collectively, the “Payment”);
     WHEREAS, the Parties have agreed that the Payments made by prospective purchasers of Units will be refunded to such prospective purchasers if the Closing has not occurred within 90 days of the date on which the Registration Statement is declared effective by the SEC; and
     WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Parties desires to establish an escrow in which funds received from purchasers of Units will be deposited until the Closing, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1. Appointment.
     1.1. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.  The Escrow Agent is authorized and regulated by the

Financial Services Authority in the United Kingdom.
     1.2. Each of the Offering Agents hereby authorizes Canaccord to act on its behalf in connection with the matters set out herein.
2. Establishment of the Escrow Accounts.
     2.1. The parties hereto shall establish an escrow account at the London branch of the Escrow Agent, and bearing the designation “Escrow Account for Vuzix Corporation IPO -Canadian” (the “Canadian Escrow Account”).
     2.2. The parties hereto shall establish an escrow account at the New York City branch of the Escrow Agent, and bearing the designation “Escrow Account for Vuzix Corporation IPO — US” (the “US Escrow Account”) (the Canadian Escrow Account and the US Escrow Account are each an “Escrow Account” and collectively the “Escrow Accounts”).
     2.3. On or before the date of the initial deposit in either Escrow Account pursuant to this Agreement, Canaccord shall notify the Escrow Agent in writing of the commencement date of the Offering (the “Commencement Date”). The Commencement Date shall be no earlier than the first date on which the Registration Statement has been declared effective by the SEC and the OSC has issued a receipt in accordance with Multilateral Instrument 11-102 – Passport System of the Canadian Securities Administrators and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators evidencing that receipts for the final Canadian prospectus relating to the Offering have been issued for each province of Canada except Quebec. The Escrow Agent shall not accept any amounts for deposit in either Escrow Account prior to its receipt of such notification.
     2.4. The Offering shall continue for a period (the “Offering Period”) from the Commencement Date through the 90th day after date on which the Registration Statement has been declared effective by the SEC. The last day of the Offering Period is referred to herein as the “Termination Date.” Except as provided in Section 4.3 hereof, after the Termination Date, neither the Offering Agents nor the Issuer shall deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers. Canaccord shall provide written notice to the Escrow Agent as to the Termination Date.
3. Deposits in the Escrow Account.
     3.1. All Canadian dollars received by the Offering Agents from prospective purchasers of the Units shall be deposited in the Canadian Escrow Account, which amounts shall be in the form of wire transfers representing the payment of money. Wire transfers to the Canadian Escrow Account shall be sent in Canadian dollars pursuant to the following instructions:
Bank: Royal Bank of Canada, Toronto (ROYCCAT2)
Under direct SWIFT advice to JPMorgan Chase Bank, NA
CHASGB2L
For the account of: JPMorgan Chase Bank, NA (CHASGB2L)
Account Number: 095912194132
For Further Credit To: JPM as EA for Vuzix Corp

Account Number: 40625901
In compliance with Rule 10b-9 and Rule 15c2-4 of the Exchange Act, all funds received in payment for the Units shall be forwarded to the Escrow Agent, by each Offering Agent no later than noon (Eastern time) the next business day after receipt, to be deposited into the Escrow Account.
     3.2. All US dollars received by the Offering Agents from prospective purchasers of the Units shall be deposited in the US Escrow Account, which amounts shall be in the form of wire transfers representing the payment of money. Wire transfers to the US Escrow Account shall be sent in US dollars pursuant to the following instructions:
Bank: JPMorgan Chase Bank, NA
ABA# 021 000 021
Account Number: 806032256
Account Name: JPM as EA for Vuzix Corp IPO – US
In compliance with Rule 10b-9 and Rule 15c2-4 of the Exchange Act, all funds received in payment for the Units shall be forwarded to the Escrow Agent, by each Offering Agent no later than noon (Eastern time) the next business day after receipt, to be deposited into the Escrow Account.
     3.3. Simultaneously with each deposit into an Escrow Account, the Offering Agent making such deposit (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name and address of the prospective purchaser(s), the number of Units subscribed for by such purchaser(s), and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).
     3.4. The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers except during the Escrow Agent’s regular banking hours, which are 9:00 a.m. to 5:00 p.m. Eastern Time.
     3.5. Amounts deposited in an Escrow Account that have cleared the banking system and have been collected by the Escrow Agent are herein referred to as the “Fund.” Amounts deposited in an Escrow Account that have not cleared the banking system are herein referred to as “uncollected amounts”.
     3.6. The Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Section 4 hereof upon the instructions in writing signed by both the Issuer and Canaccord.
     3.7. All Canadian dollar deposits will be held in a non interest bearing account with the Escrow Agent’s London Branch and all US dollar deposits will be held in a non interest bearing account with the Escrow Agent’s New York City Branch.
4. Disbursement from the Escrow Account.
     4.1. Subject to Section 4.3 below, in the event that at 5:00 p.m. Eastern Time on the

Termination Date the amount constituting the Fund shall be less than the Minimum Dollar Amount, then the Escrow Agent shall promptly but in no event later than five (5) business days after the Termination Date refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, and the Escrow Agent shall notify the Issuer and each Offering Agent of its distribution of the Fund. The Offering Agent and Issuer shall provide wire instructions via facsimile for each prospective purchaser. For purposes of determining whether the amount constituting the Fund is less than the Minimum Dollar Amount at 5:00 p.m. Eastern Time on the Termination Date, the Canadian dollar equivalent of the amount then held in the US Escrow Account shall be determined by the closing buying rate of the Bank of Canada on the Termination Date.
     4.2. Subject to Section 4.3 below, in the event that at any time up to 5:00 p.m. Eastern Time on the Termination Date, the amount constituting the Fund shall be at least equal to the Minimum Dollar Amount the Escrow Agent shall forthwith notify the Issuer and each Offering Agent of such fact in writing. The Escrow Agent shall hold the Fund until the Escrow Agent receives, at least one business day prior to the date on which the Fund is to be disbursed, instructions in writing signed by both the Issuer and Canaccord as to the disbursement of the Fund. For purposes of determining whether the amount constituting the Fund is at least equal to the Minimum Dollar Amount at any time up 5:00 p.m. Eastern Time on the Termination Date, the Canadian dollar equivalent of the amount then held in the US Escrow Account shall be determined by the closing buying rate of the Bank of Canada on the date immediately prior to the date of determination.
     4.3. Subject to Section 4.4 below, in the event that at 5:00 p.m. Eastern Time on the Termination Date, the amount constituting the Fund (counting all amounts deposited in the Escrow Account from the Commencement Date) shall be greater than the Minimum Dollar Amount, the Escrow Agent shall, on the Termination Date, notify the Issuer and the Offering Agents of such fact in writing. The Escrow Agent shall hold any portion of the Fund that has not previously been disbursed (in accordance with Section 4.2) until the Escrow Agent receives, at least one business day prior to the date on which such portion of the Fund is to be disbursed, instructions in writing signed by both the Issuer and Canaccord as to the disbursement thereof. For purposes of determining whether the amount constituting the Fund is greater than the Minimum Dollar Amount at 5:00 p.m. Eastern Time on the Termination Date, the Canadian dollar equivalent of the amount then held in the US Escrow Account shall be determined by the closing buying rate of the Bank of Canada on the Termination Date.
     4.4. In the event that at any time up to 5:00 p.m. Eastern Time on the Termination Date, the number of units subscribed for shall be at least equal to the Maximum Unit Amount, , the Escrow Agent shall forthwith notify the Issuer and the Offering Agents of such fact in writing. The Escrow Agent shall hold the portion of the Fund that has not yet been disbursed (in accordance with Section 4.2) until the Escrow Agent receives, at least one business day prior to the date on which such portion of the Fund is to be disbursed, instructions in writing signed by both the Issuer and Canaccord as to the disbursement thereof.
     4.5. In the event that at 5:00 p.m. Eastern Time on the Termination Date, the number of units subscribed for shall be greater than the Maximum Unit Amount, , the Escrow Agent shall notify in writing the Issuer and the Offering Agents of such fact forthwith following the

Termination Date. The Escrow Agent shall hold the portion of the Fund that has not previously been disbursed (in accordance with Sections 4.2 and 4.5) until the Escrow Agent receives, at least one business day prior to the date on which such portion of the Fund is to be disbursed, instructions in writing signed by both the Issuer and Canaccord as to the disbursement thereof.
     4.6. Upon disbursement of the Fund pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.
5. Escrow Agent.
     5.1. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the agency agreement contemplated by that engagement letter dated as of June 24, 2009 by and among the Issuer, Canaccord and Bolder (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such  agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Underlying Agreement or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.
     5.2. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such attorney.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Issuer and Canaccord which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Escrow Agent under this Escrow Agreement will be limited to the amount of fees paid to the Escrow Agent.
     5.3. All amounts held by the Escrow Agent in the Canadian Escrow Account are held by the Escrow Agent in an account with itself as banker rather than as trustee, and therefore will not be held in accordance with the client money rules of the FSA (the Financial Services Authority, and any successor or replacement organisation, following amalgamation, merger or otherwise, recognised under the Financial Services and Markets Act 2000 (including any statutory modification or re-enactment thereof or any regulations or orders made thereunder) by which the Escrow Agent is for the time being regulated or authorised).
     5.4. Any reference in this Agreement to the “FSA Rules” means the rules of the FSA as set out in the FSA’s Handbook of Rules and Guidance as amended, varied or substituted from time to time. Where the Escrow Agent is for the time being subject to any FSA Rules in the provision of services pursuant to this Agreement (including without limitation, in relation to the appointment of agents) the rights and obligations of the Escrow Agent under the provisions of this Agreement shall be read and construed as subject to and permitted by such Rules, and the provisions of this Agreement shall be limited accordingly.
     5.5. The person to whom the Escrow Agent owes the Fund pursuant to clause 2 is the customer of the Escrow Agent for the purposes of the FSA Rules (the “Customer”). For the purposes of the FSA Rules, the Escrow Agent shall treat the Customer as a professional client and, notwithstanding that the Customer may be acting as agent on behalf of another person, the Customer alone shall be treated as the Escrow Agent’s customer. The Customer is required to notify the Escrow Agent immediately if at any time it considers that it would no longer fall within the definition of professional client for the purposes of the FSA Rules.
     5.6. Nothing in the Agreement is intended to exclude or restrict any duty or liability of the Escrow Agent to the other parties hereto which the Escrow Agent is not permitted to exclude or restrict by the Financial Services and Markets Act 2000 or the FSA Rules.
6. Succession.
     6.1. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Issuer and Canaccord have failed to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent’s sole responsibility after such 30 day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder.
     6.2. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.
7. Compensation and Reimbursement. Issuer agrees to (a) pay the Escrow Agent for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance of this Escrow Agreement.
8. Indemnity. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel)(collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Parties as contemplated in this Agreement, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.
9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax.
     9.1. Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.
     9.2. Taxpayer Identification Numbers (“TINs”). The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  The Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms
10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received: (a) upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile; (b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or (c) four Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Issuer:	Vuzix Corporation
75 Town Centre Drive
Rochester, NY 14623
Attn: Paul J. Travers, President and Chief Executive Officer
Fax: (585) 359-4172

with copies to:	Wildeboer Dellelce LLP
Suite 800, Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario M5H 2V1
Attn: Robert Fonn
Fax: (416) 361-1790

Boylan, Brown, Code, Vigdor & Wilson, LLP
2400 Chase Square
Rochester, New York 14604
Attn: Robert F. Mechur
Fax: (585) 232-3528

If to the Offering Agents:	Canaccord Capital Corporation
Suite 2200 – 609 Granville Street
P.O. BOX 10337, Pacific Centre
Vancouver, British Columbia V7Y 1H2
Attn: David Rentz
Fax: (604) 643-7733

Bolder Investment Partners, Ltd.
Suite 800 – 1450 Creekside Drive
Vancouver, British Columbia V6J 5B3
Attn: Paul Woodward
Fax: (604) 714-2326

Lighthouse Financial Group LLC
Suite 1430 – 420 Lexington Avenue
New York, New York 10170 4001
Attn: Jeff Morfit
Fax: ♦

with copies to:	McCullough O’Connor Irwin LLP
1100 – 888 Dunsmuir Street
Vancouver, British Columbia V6C 3K4
Attn: James Beeby
Fax: (604) 687-7099

Dorsey & Whitney LLP
370 – 17th St., Suite 4700
Denver, Colorado 80202
Attn: Kenneth G. Sam
Fax: (303) 629-3450

If to the Escrow Agent:	JPMorgan Chase Bank, National Association
4 New York Plaza, 21st Floor
NY, NY 10004
Attn: Greg Kupchynsky/Rola Tseng
Fax: (212) 623-6168
Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (i), (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  Any communications received after 5:00 pm Eastern Time shall be deemed to have been received on the next Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.
11. Security Procedures.
     11.1. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 1 hereto (“Schedule 1”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 1.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow

Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Issuer or the applicable Offering Agent’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Executive Vice President, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Issuer or Offering Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.
     11.2. Issuer acknowledges that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”).  Accordingly, Issuer shall deliver to Escrow Agent such specific Standing Settlement Instructions only for each respective beneficiary as set forth in Exhibit A to this Escrow Agreement, by facsimile or other written instruction.  Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary.  Escrow Agent and the Offering Agents agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of Issuer, without requiring a verifying callback, whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary.  The Parties and Escrow Agent acknowledge that such Standing Settlement Instructions are a security procedure and are commercially reasonable.
12. Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
13. Miscellaneous. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.
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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

VUZIX CORPORATION	BOLDER INVESTMENT PARTNERS, LTD.

By:	By:
Name:	Name:
Title:	Title:

CANACCORD CAPITAL CORPORATION	LIGHTHOUSE FINANCIAL GROUP LLC

By:	By:
Name:	Name:
Title:	Title:

CANACCORD ADAMS INC.	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Escrow Agent

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE 1
Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Funds Transfer Instructions
Offering Agents:

	Name	Telephone Number	Signature

1.	Glenda Chin (Canaccord)	604-643-7408

2.	Paul Woodward (Bolder)	604-714-2325

3.

Issuer:

	Name	Telephone Number	Signature

1.

2.

3.

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions
Offering Agents:

	Name	Telephone Number

1.	Glenda Chin (Canaccord)	604-643-7408

2.	Paul Woodward (Bolder)	604-714-2325

3.
Issuer:

	Name	Telephone Number

1.

2.

3.

Telephone call backs shall be made to both Parties if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.
Inasmuch as you are the only individual who can confirm wire transfers, JPM will call you to confirm any federal wire transfer payment order purportedly issued by you. Your continued issuance of payment orders to us and confirmation in accordance with this procedure will constitute your agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, you agree to accept any risk associated with a deviation from this bank policy.

SCHEDULE 2
Escrow Agent’s Compensation:
$2,500 per account, per annum without pro-ration for partial years
The fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.
Extraordinary Services and Out-of Pocket Expenses
Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges.

EXHIBIT A
Standing Settlement Instructions